Exhibit 99.1
NEWS

For Release       Immediate


Contacts          (News Media) Jim Rosensteele, SVP, Corporate Communications
                               317.817.4418
                  (Investors)  Tammy Hill, SVP, Investor Relations 317.817.2893


                      Conseco Reports Third Quarter Results

Indianapolis, Ind., November 18, 2003 - Conseco, Inc. (NYSE:CNO) today reported financial results for the quarter and nine months ended September 30, 2003, the company's first earnings report since emerging from Chapter 11 on September 10, 2003. The results for periods following our emergence from Chapter 11 reflect fresh-start accounting adjustments as required by generally accepted accounting principles ("GAAP"). Accordingly, our financial results for periods following our emergence from bankruptcy are not comparable to our results for prior periods. For purposes of accounting convenience, we have established a convenience fresh start date of August 31, 2003.

Operating results
For the two-month period of July-August 2003, Conseco ("predecessor company") reported net income of $2,241.3 million, which included the following unusual items related to our emergence from bankruptcy: (i) a gain on the discharge of pre-petition liabilities of $3,151 million; (ii) adjustments to the value of our assets and liabilities related to the adoption of fresh-start accounting of $(950) million; and (iii) $(38) million related to professional fees.

For the month of September 2003, Conseco ("successor company") reported net income (after dividends on convertible exchangeable preferred stock) of $18.9 million, or 17 cents per diluted common share. Results included after-tax realized investment gains and venture capital income of $2.6 million, or 2 cents per diluted common share.

Total collected premiums for the quarter, for the predecessor and successor companies combined, were $1,003 million, compared with $1,101 million in the third quarter of 2002. By product line, collected premiums in 3Q03 were:

  o    $231 million in annuity products, vs. $270 million in 3Q02.
  o    $578 million in supplemental health products, vs. $588 million in 3Q02.
  o    $194 million in life and all other products, vs. $243 million in 3Q02.







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
                                                                     Conseco (2)
                                                               November 18, 2003

Loss ratios on major supplemental health lines of business were as follows:

                                                 Successor      |                        Predecessor
                                                 ---------      |       --------------------------------------------
                                                 One Month      |           Two months               Three months
                                                   Ended        |              ended                     ended
                                               September 30,    |           August 31,               September 30,
                                                   2003         |              2003                      2002
                                                   ----         |              ----                      ----
Medicare Supplement:                                            |
  Earned premium                                $85 million     |         $169 million               $253 million
  Loss ratio                                       67.15%       |              60.54%                    64.07%
                                                                |
Long-Term Care:                                                 |
  Earned premium                                $77 million     |         $151 million               $224 million
  Loss ratio                                       96.07%       |             167.18%                   144.82%
  Interest-adjusted loss ratio                     66.35%       |             141.26%                   122.44%
                                                                |
Specified Disease:                                              |
  Earned premium                                $30 million     |          $60 million                $92 million
  Loss ratio                                       60.68%       |              82.48%                    71.50%


Fresh-start balance sheet
Under fresh-start accounting, Conseco's capital structure and resulting common book value were effectively set by the Plan of Reorganization approved by the bankruptcy court. As such, Conseco's agreed-upon enterprise value of $3.8 billion at emergence consisted of $1.3 billion of bank debt, approximately $860 million of convertible exchangeable preferred stock and common shareholders' equity, or book value, of $1.64 billion, or $16.39 per common share.

Fresh-start accounting also required Conseco to revalue, on a mark-to-market basis, all assets and liabilities as of the reorganization date. The value of policies in force - the discounted value of the projected cash flows from all insurance business on the books - was $2.84 billion at emergence.

The mark-to-market required by fresh-start accounting resulted in an increase to the Conseco Insurance Group's aggregate long-term care reserves of approximately $1.2 billion. After the fresh-start adjustment, future loss ratios on this business (excluding investment income earned on reserves) are projected at 100% to 120% over the next several years. Projected loss ratios on the Bankers Life and Casualty ("Bankers") long-term care business (excluding investment income earned on reserves) are 65% to 85%. The value of policies in force includes approximately $200 million and $400 million for long-term care business at the Conseco Insurance Group and Bankers, respectively.

Conseco established a full valuation allowance for deferred tax assets of approximately $2.6 billion at emergence and, accordingly, the fresh-start balance sheet does not reflect the value of our deferred tax assets. Goodwill, the value remaining after revaluing all assets and liabilities that do appear on the balance sheet, was $1.1 billion at emergence. Future utilization of net operating loss (NOL) carryforwards and additional deferred tax attributes reduces the goodwill asset in future periods.

At Sept. 30, 2003, the company's actively managed fixed maturity investment portfolio had unrealized gains of $467 million and the average credit quality of the portfolio was "A." Below investment grade bonds comprised 4.2% of the portfolio at Sept. 30, 2003, compared with 7.6% at Dec. 31, 2002.

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

                                                                     Conseco (3)
                                                               November 18, 2003

Earnings guidance
Conseco said it expects year one net income applicable to common stock (excluding realized investment gains/losses) to be in the range of $175 million to $200 million, for the twelve months beginning October 1, 2003. The company's initial return on equity (ROE) target is 9%-10%, and its initial target for annual net income growth is 7%-10%. The company expects net income growth to come from a combination of new sales and expense reductions.

Comments from Conseco CEO Bill Shea
"With our emergence from Chapter 11 and the accomplishments we have achieved during our restructuring, we have a new, stronger balance sheet. Our sole focus is on our insurance business. And we have new priorities. Our primary business objective is to improve our ratings as quickly as possible. Achieving improved ratings is the key to building the value of our company. It will allow us to compete for new business on much more favorable terms, and it will support our policyholders' continuing trust in us.

"In order to earn the ratings we need and set the stage for profitable and predictable growth, we are managing the company against three key measures:

     o Combined statutory earnings and cash-flow capacity from our insurance subsidiaries. Statutory earnings build the capital adequacy required by ratings agencies and regulators. Statutory earnings also combine with fees and interest paid by the insurance companies to the parent company to create the "cash flow capacity" the parent company needs to meet its obligations, including debt service. Conseco's combined statutory operating earnings (before realized gains and losses) totaled $222 million for the first nine months of 2003, a $180 million increase over the same period in 2002. The 2003 period included several positive operating income items resulting from the sale of the General Motors Building. Going forward, our reorganized holding company capital structure and reduced operating expenses should allow us to retain a substantial portion of future "cash-flow capacity" at the insurance companies to support growth.

     o    Combined statutory capital and surplus and combined risk-based capital
          (RBC) ratio. As a result of operating profits and realized gains from the sale of the GM Building, Conseco's insurance companies at September 30, 2003, had over $1.4 billion of combined capital and surplus to protect policyholders, and an estimated combined RBC ratio of over 250%, up from 166% at year-end 2002. The RBC ratio is one of the most important measures used by rating agencies and regulators to assess the financial strength of insurance companies. Conseco's long-term goal is to operate with an RBC ratio between 250% and 300%, a level that not only protects policyholders, but also supports higher ratings while allowing Conseco to meet its ROE objectives.

     o Holding company debt level and debt-to-total-capital ratio. At Sept. 30, 2003, our holding company debt amounted to $1.3 billion, or 34% of our total capital. Our goal is to reduce the debt-to-total-capital ratio to 30% by the end of 2004. Longer-term, our goal is to operate with a debt-to-total-capital ratio commensurate with an investment-grade credit rating.

"We were very pleased with how well most of our insurance distribution held together during the bankruptcy process. We are especially proud of the performance of our career distribution force at Bankers Life and Casualty, which generally maintained sales levels year over year, despite significant ratings downgrades. At Conseco Insurance Group, we deliberately cut back sales of annuity and life products to conserve capital, and we discontinued long-term care sales. Thanks to our strong relationships with many key independent marketing organizations, collected premiums for core supplemental health products were down only slightly, and we feel that we have a good base to grow from as we begin to earn higher ratings.

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

                                                                     Conseco (4)
                                                               November 18, 2003

"With the active support of our 4,400 employee associates, we are continuing to execute our turnaround program. We have much left to do, but we are making progress. Our reorganization and other actions have removed many of the "surprise" risks from our balance sheet - fresh-start accounting required us to reset of all our assumptions about the future of our business to reflect all that we know today. We are now working very hard to eliminate the "surprise" risks from our income statement, many of which have been holdover issues:

     o We are working to further reduce operating expenses and improve the efficiency of our operations across all business functions.
     o We are working to stem current losses and avoid future losses in selected product segments, including acquired long-term care and certain universal life blocks.
     o We are also working to streamline our back-office systems, many of which, especially in Carmel, are too complicated and cumbersome. Complexity adds unnecessary cost, and it gets in the way of providing the excellent service our agents and customers expect.

"In sum, we're simplifying the way we think about our business. Like all life/health insurance companies, we have three core disciplines:

     o We take in cash primarily from the renewal of insurance policies that we sold in prior years, and secondarily from the sale of new policies.
     o We invest that cash in bonds and other securities that will earn a predictable, competitive return until it is needed to pay customer claims and benefits.
     o We pay out cash to administer our business, including claims and benefits; to provide service to agents and customers; and to support our operations.

"In our `back to basics' approach, we're working hard to execute with excellence on each of those core disciplines, while laying the foundation for sustained growth."

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial future.

Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the potential lingering adverse impact of the Chapter 11 petitions on Conseco's business operations and relationships with our customers, employees, regulators, distributors and agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility; (iii) our ability to improve the financial strength ratings of our insurance subsidiaries and the impact of recent ratings downgrades on our business; (iv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, access capital on acceptable terms, the market value of Conseco's investments, and the lapse rate and profitability of policies; (v) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (vi) customer response to new products, distribution channels and marketing initiatives; (vii) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (viii) performance of our investments; (ix) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (x) increasing competition in the sale of insurance and annuities; (xi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies (including the payment of dividends to our holding company), regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xii) the ultimate outcome of lawsuits filed against Conseco; and (xiii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - tables follow -

                                                                     Conseco (5)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                     ASSETS

                                                                                    Successor             |     Predecessor
                                                                      ----------------------------------  |   ---------------
                                                                          September 30,      August 31,   |     December 31,
                                                                              2003              2003      |        2002
                                                                              ----              ----      |        ----
                                                                                   (unaudited)            |
Investments:                                                                                              |
   Actively managed fixed maturities at fair value (amortized cost:                                       |
     September 30, 2003 - $18,885.5; August 31, 2003 - $18,701.0;                                         |
     December 31, 2002 - $18,989.8).....................................     $19,352.7        $18,701.0   |       $19,417.4
   Equity securities at fair value (cost: September 30, 2003 - $104.6;                                    |
     August 31, 2003 - $101.4; December 31, 2002 - $161.4)..............         107.5            101.4   |           156.0
   Mortgage loans.......................................................       1,154.1          1,159.7   |         1,308.3
   Policy loans.........................................................         514.2            515.8   |           536.2
   General Motors building..............................................           -            1,336.3   |            -
   Trading securities...................................................         944.9            952.1   |            -
   Venture capital investment in AT&T Wireless Services, Inc. at fair                                     |
     value (cost:  September 30, 2003 - $36.4; August 31, 2003 - $36.4;                                   |
     December 31, 2002 - $14.2).........................................          33.7             36.4   |            25.0
   Other invested assets ...............................................         308.7            321.5   |           340.8
                                                                             ---------        ---------   |       ---------
                                                                                                          |
       Total investments................................................      22,415.8         23,124.2   |        21,783.7
                                                                                                          |
Cash and cash equivalents:                                                                                |
     Unrestricted.......................................................       1,724.3          1,215.9   |         1,268.9
     Restricted.........................................................          22.1              -     |             -
Accrued investment income...............................................         316.0            304.6   |           389.8
Value of policies in force at the Effective Date........................       2,770.4          2,836.9   |            -
Cost of policies purchased..............................................           -                -     |         1,170.0
Cost of policies produced...............................................          23.2              -     |         2,014.4
Reinsurance receivables.................................................         933.6            932.3   |           934.2
Income tax assets.......................................................          86.7             88.0   |           101.5
Goodwill................................................................         935.4          1,102.8   |           100.0
Other intangible assets.................................................         173.8            174.8   |             -
Assets held in separate accounts and investment trust ..................          37.5             87.7   |           447.0
Assets of discontinued operations.......................................           -                -     |        17,624.3
Other assets............................................................         421.1            545.7   |           675.2
                                                                             ---------        ---------   |       ---------
                                                                                                          |
       Total assets.....................................................     $29,859.9        $30,412.9   |       $46,509.0
                                                                             =========        =========   |       =========









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                                                                     Conseco (6)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET, continued
                             (Dollars in millions)

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                      Successor            |     Predecessor
                                                                            ----------------------------   |   ---------------
                                                                            September 30,     August 31,   |     December 31,
                                                                                2003             2003      |        2002
                                                                                ----             ----      |        ----
                                                                                     (unaudited)           |
                                                                                                           |
Liabilities:                                                                                               |
   Liabilities for insurance and asset accumulation products:                                              |
     Interest-sensitive products...........................................   $12,851.5         $12,837.9  |     $13,469.5
     Traditional products..................................................    10,727.5          10,701.0  |       7,971.4
     Claims payable and other policyholder funds...........................       873.1             886.7  |         909.2
     Liabilities related to separate accounts and investment trust.........        37.5              87.7  |         447.0
   Other liabilities.......................................................       748.5             875.2  |         673.5
   Liabilities of discontinued operations..................................         -                 -    |      17,624.3
   Investment borrowings...................................................       524.4           1,224.4  |         669.7
   Notes payable - direct corporate obligations............................     1,300.0           1,300.0  |           -
                                                                              ---------         ---------  |     ---------
                                                                                                           |
         Total liabilities not subject to compromise.......................    27,062.5          27,912.9  |      41,764.6
                                                                              ---------         ---------  |     ---------
                                                                                                           |
   Liabilities subject to compromise.......................................         -                 -    |       4,873.3
                                                                              ---------         ---------  |     ---------
                                                                                                           |
         Total liabilities.................................................    27,062.5          27,912.9  |      46,637.9
                                                                              ---------         ---------  |     ---------
                                                                                                           |
Minority interest:                                                                                         |
   Company-obligated mandatorily redeemable preferred securities                                           |
   of subsidiary trusts....................................................         -                 -    |       1,921.5
                                                                                                           |
Shareholders' equity (deficit):                                                                            |
   Preferred stock.........................................................       865.0             859.7  |         501.7
   Common stock and additional paid-in capital ($0.01 par value,                                           |
     8,000,000,000 shares authorized, shares issued and outstanding: September                             |
     30, 2003 - 100,098,119; August 31, 2003 - 100,098,119; no par value,                                  |
     1,000,000,000 shares authorized, shares issued and                                                    |
     outstanding at December 31, 2002 - 346,007,133).......................     1,640.3           1,640.3  |       3,497.0
   Accumulated other comprehensive income..................................       273.2               -    |         580.6
   Retained earnings (deficit).............................................        18.9               -    |      (6,629.7)
                                                                              ---------        ----------  |     ---------
                                                                                                           |
         Total shareholders' equity (deficit)..............................     2,797.4           2,500.0  |      (2,050.4)
                                                                              ---------        ----------  |     ---------
                                                                                                           |
                                                                                                           |
         Total liabilities and shareholders' equity (deficit)..............   $29,859.9         $30,412.9  |     $46,509.0
                                                                              =========         =========  |     =========












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

                                                                     Conseco (7)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                        Successor     |             Predecessor
                                                                      --------------  |     -------------------------------
                                                                         One month    |      Two months        Three months
                                                                           ended      |         ended              ended
                                                                       September 30,  |       August 31,       September 30,
                                                                           2003       |          2003              2002
                                                                           ----       |          ----              ----
                                                                                      |
Revenues:                                                                             |
   Insurance policy income...........................................     $256.2      |     $  516.8          $   902.6
   Net investment income:                                                             |
     General account assets..........................................      106.0      |        237.3              373.0
     Policyholder and reinsurer accounts.............................       (2.1)     |          6.8              (32.6)
     Venture capital income (loss) related to investment in                           |
       AT&T Wireless Services, Inc...................................       (2.7)     |          2.0               (6.6)
     Net realized investment gains (losses) .........................        6.7      |        (35.8)            (261.1)
   Fee revenue and other income......................................        2.2      |          7.8               15.5
                                                                          ------      |     --------          ---------
                                                                                      |
       Total revenues................................................      366.3      |        734.9              990.8
                                                                          ------      |     --------          ---------
                                                                                      |
Benefits and expenses:                                                                |
   Insurance policy benefits.........................................      243.3      |        407.4              883.4
   Provision for losses..............................................        -        |         24.5               59.9
   Interest expense (contractual interest of $73.7 for the two months                 |
     ended August 31, 2003)..........................................        7.0      |         55.4               84.5
   Amortization......................................................       26.9      |         44.8              200.2
   Other operating costs and expenses................................       51.3      |        106.8              180.8
   Goodwill impairment...............................................        -        |          -                500.0
   Special charges...................................................        -        |          -                 34.9
   Reorganization items..............................................        -        |     (2,163.0)               -
                                                                          ------      |     --------          ---------
                                                                                      |
       Total benefits and expenses...................................      328.5      |     (1,524.1)           1,943.7
                                                                          ------      |     --------          ---------
                                                                                      |
       Income (loss) before income taxes, minority interest,                          |
          and discontinued operations................................       37.8      |      2,259.0             (952.9)
                                                                                      |
Income tax expense (benefit):                                                         |
   Tax expense (benefit) on period income (losses)...................       13.6      |         17.7             (154.8)
   Valuation allowance for deferred tax assets.......................        -        |          -                311.4
                                                                          ------      |     --------          ---------
                                                                                      |
       Income (loss)  before minority interest and discontinued                       |
          operations.................................................       24.2      |      2,241.3           (1,109.5)
                                                                                      |
Minority interest:                                                                    |
   Distributions on Company-obligated mandatorily redeemable                          |
      preferred securities of subsidiary trusts, net of income taxes.        -        |          -                 29.2
                                                                          ------      |     --------          ---------
                                                                                      |
       Income (loss) before discontinued operations..................       24.2      |      2,241.3           (1,138.7)
                                                                                      |
Discontinued operations, net of income taxes.........................        -        |          -               (630.3)
                                                                          ------      |     --------          ---------
                                                                                      |
       Net income (loss).............................................       24.2      |      2,241.3           (1,769.0)
                                                                                      |
Preferred stock dividends............................................        5.3      |          -                  0.2
                                                                          ------      |     --------          ---------
                                                                                      |
       Net income (loss) applicable to common stock..................     $ 18.9      |     $2,241.3          $(1,769.2)
                                                                          ======      |     ========          =========







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

                                                                     Conseco (8)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                       Successor    |
                                                                     -------------  |
                                                                       One month    |
                                                                         ended      |
                                                                     September 30,  |
                                                                          2003      |
                                                                          ----      |
Earnings per common share:                                                          |
   Basic:                                                                           |
     Weighted average shares outstanding........................       100,098,000  |
                                                                       ===========  |
                                                                                    |
     Net income.................................................             $0.19  |
                                                                             =====  |
                                                                                    |
   Diluted:                                                                         |
     Weighted average shares outstanding........................       144,671,000  |
                                                                       ===========  |
                                                                                    |
     Net income.................................................             $0.17  |
                                                                             =====  |



















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

                                                                     Conseco (9)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                        Successor     |              Predecessor
                                                                       -------------  |    ---------------------------------
                                                                         One month    |     Eight months        Nine months
                                                                           ended      |         ended              ended
                                                                       September 30,  |      August 31,        September 30,
                                                                           2003       |          2003              2002
                                                                           ----       |           ----              ----
Revenues:                                                                             |
   Insurance policy income...........................................        $256.2   |        $2,204.3          $ 2,726.2
   Net investment income:                                                             |
     General account assets..........................................         106.0   |           933.3            1,164.2
     Policyholder and reinsurer accounts.............................          (2.1)  |            25.2             (106.3)
     Venture capital income (loss) related to investment in                           |
       AT&T Wireless Services, Inc...................................          (2.7)  |            10.5             (106.6)
     Net realized investment gains (losses) .........................           6.7   |            (5.4)            (493.9)
   Fee revenue and other income......................................           2.2   |            34.3               56.1
                                                                             ------   |        --------          ---------
                                                                                      |
       Total revenues................................................         366.3   |         3,202.2            3,239.7
                                                                             ------   |        --------          ---------
                                                                                      |
Benefits and expenses:                                                                |
   Insurance policy benefits.........................................         243.3   |         2,138.7            2,469.9
   Provision for losses..............................................           -     |            55.6              199.9
   Interest expense (contractual interest of $268.5 for the eight                     |
     months ended August 31, 2003)...................................           7.0   |           202.5              248.8
   Amortization......................................................          26.9   |           341.4              635.2
   Other operating costs and expenses................................          51.3   |           422.3              510.1
   Goodwill impairment...............................................           -     |             -                500.0
   Special charges...................................................           -     |             -                103.1
   Extraordinary gain on extinguishment of debt......................           -     |             -                 (1.8)
   Reorganization items..............................................           -     |        (2,130.5)               -
                                                                             ------   |        ---------         ---------
                                                                                      |
       Total benefits and expenses...................................         328.5   |         1,030.0            4,665.2
                                                                             ------   |        ---------         ---------
                                                                                      |
       Income (loss) before income taxes, minority interest,                          |
          discontinued operations and cumulative effect of                            |
          accounting change..........................................          37.8   |         2,172.2           (1,425.5)
                                                                                      |
Income tax expense (benefit):                                                         |
   Tax expense (benefit) on period income (losses)...................          13.6   |           (13.5)            (316.1)
   Valuation allowance for deferred tax assets.......................           -     |             -              1,314.4
                                                                             ------   |        --------          ---------
                                                                                      |
       Income (loss) before minority interest, discontinued                           |
          operations and cumulative effect of accounting change......          24.2   |         2,185.7           (2,423.8)
                                                                                      |
Minority interest:                                                                    |
   Distributions on Company-obligated mandatorily redeemable                          |
      preferred securities of subsidiary trusts, net of income taxes.           -     |             -                 87.6
                                                                             ------   |        --------          ---------
                                                                                      |
       Income (loss) before discontinued operations and cumulative                    |
         effect of accounting change.................................          24.2   |         2,185.7           (2,511.4)
                                                                                      |
Discontinued operations, net of income taxes.........................           -     |            16.0             (686.6)
Cumulative effect of accounting change for goodwill impairment,                       |
   net of income taxes...............................................           -     |              -            (2,949.2)
                                                                             ------   |        --------          ---------
                                                                                      |
       Net income (loss).............................................          24.2   |         2,201.7           (6,147.2)
                                                                                      |
Preferred stock dividends............................................           5.3   |             -                  2.1
                                                                             ------   |        --------          ---------
                                                                                      |
       Net income (loss)  applicable to common stock.................        $ 18.9   |        $2,201.7          $(6,149.3)
                                                                             ======   |        ========          =========





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
                                                                    Conseco (10)
                                                               November 18, 2003

                         CONSECO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                         Successor   |
                                                                       ------------- |
                                                                         One month   |
                                                                            ended    |
                                                                       September 30, |
                                                                           2003      |
                                                                           ----      |
Earnings per common share:                                                           |
   Basic:                                                                            |
     Weighted average shares outstanding........................       100,098,000   |
                                                                       ===========   |
                                                                                     |
     Net income.................................................             $0.19   |
                                                                             =====   |
                                                                                     |
   Diluted:                                                                          |
     Weighted average shares outstanding........................       144,671,000   |
                                                                       ===========   |
                                                                                     |
     Net income.................................................             $0.17   |
                                                                             =====   |

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